Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cymer, Inc. on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Cymer, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

San Diego, California
September 17, 2002